Exhibit 99.1

Verastem Names Julie B. Feder as Chief Financial Officer

BOSTON, MA — July 11, 2017 — Verastem, Inc. (NASDAQ: VSTM), focused on discovering and developing drugs to improve the survival and quality of life of cancer patients, today announced the appointment of Julie B. Feder as Chief Financial Officer.

“Julie is an accomplished financial professional with invaluable leadership experience in healthcare, having served as Chief Financial Officer of the Clinton Health Access Initiative and in finance roles of increasing responsibility at Genzyme,” said Robert Forrester, President and Chief Executive Officer of Verastem. “We are delighted to welcome her to our executive team, as we look forward to the final data readout of our Phase 3 DUO study evaluating duvelisib in chronic lymphocytic leukemia.”

“I am thrilled to be joining the management team during this exciting time in the company’s growth trajectory,” said Ms. Feder. “Verastem has the potential to become a commercial-stage company with a promising treatment for patients with lymphoid malignancies, and I look forward to working with the leadership team to achieve the company’s financial and strategic objectives.”

Ms. Feder joins Verastem from the Clinton Health Access Initiative, Inc. (CHAI), where she served as Chief Financial Officer for six years. At CHAI, Ms. Feder was responsible for managing a global team across multiple departments, and developed the global finance strategy and internal audit, treasury, and global payroll functions. She also led multiple financial and operational initiatives and was a key member of the CHAI leadership team. Prior to joining CHAI, Ms. Feder spent three years at Genzyme Corporation, first as Vice President of Internal Audit and also as Finance Integration Leader. In these roles, she managed the day-to-day operations of Genzyme’s global internal audit function, while leading the Genzyme Global Finance integration into Sanofi’s organization following Sanofi’s acquisition of Genzyme. Ms. Feder began her career at Deloitte & Touche LLP, where she was Senior Manager of Audit, Consulting and Enterprise Risk Services and served leading organizations in healthcare, including Genzyme Corporation, Children’s Hospital Boston, Dana Farber Cancer Center, Boston Scientific Corporation, and Yale New Haven Hospital. Ms. Feder holds a Bachelor of Science in Accounting from Yeshiva University’s Sy Syms School of Business.

Inducement Equity Awards

In connection with the hiring of Ms. Feder, effective July 10, 2017, Verastem approved a grant to Ms. Feder of a stock option to purchase 370,000 shares of Verastem’s common stock. The option was granted pursuant to the NASDAQ inducement grant exception as a component of Ms. Feder’s employment compensation and was granted as an inducement material to her acceptance of employment with Verastem in accordance with NASDAQ Listing Rule 5635(c)(4). The option will have an exercise price equal to $3.45, the closing price of Verastem’s common stock on July 10, 2017. The award will vest as to 25% of the shares subject to the option on the first anniversary of the date of hire and as to an additional 6.25% of the shares subject to the option at the end of each successive three-month period following the first anniversary of the date of hire, provided that Ms. Feder continues to serve as an employee of or other service provider to Verastem on each such vesting date.

Verastem also approved grants of stock options to four new employees to purchase an aggregate of 232,500 shares of Verastem’s common stock. The options were granted pursuant to the NASDAQ inducement grant exception as a component of the employees entering into employment with Verastem and were granted as an inducement material to their acceptance of employment with Verastem in accordance with NASDAQ Listing Rule 5635(c)(4). 152,500 options will have an exercise price equal to $3.45, the closing price of Verastem’s common stock on July 10, 2017 and 80,000 options will have an exercise price equal to the closing price of Verastem’s common stock on August 10, 2017. The awards will vest as to 25% of the shares subject to the options on the first anniversary of the date of hire and as to an additional 6.25% of the shares subject to the options at the end of each successive three-month period following the first anniversary of the date of hire, provided that the employees continue to serve as an employee of or other service provider to Verastem on each such vesting date.

About Duvelisib

Duvelisib is an investigational, dual inhibitor of phosphoinositide 3-kinase (PI3K)-delta and PI3K-gamma, two enzymes known to help support the growth and survival of malignant B-cells and T-cells. PI3K signaling may lead to the proliferation of malignant B-cells and is thought to play a role in the formation and maintenance of the supportive tumor microenvironment.(1),(2),(3) Duvelisib is currently being evaluated in late- and mid-stage clinical trials, including DUO™, a randomized, Phase 3 monotherapy study in patients with relapsed or refractory CLL,(4) and DYNAMO™, a single-arm, Phase 2 monotherapy study in patients with refractory iNHL that achieved its primary endpoint of ORR.(5) Duvelisib is also being evaluated for the treatment of hematologic malignancies through investigator-sponsored studies, including T-cell lymphoma.(6) Information about duvelisib clinical trials can be found on www.clinicaltrials.gov.

About Verastem, Inc.

Verastem, Inc. (NASDAQ: VSTM) is a biopharmaceutical company focused on discovering and developing drugs to improve outcomes for patients with cancer. Verastem is currently developing duvelisib, a dual inhibitor of PI3K-delta and PI3K-gamma, which has successfully met its primary endpoint in a Phase 2 study in iNHL and is currently being evaluated in a Phase 3 clinical trial in patients with CLL. In addition, Verastem is developing the FAK inhibitor defactinib, which is currently being evaluated in three separate clinical collaborations in combination with immunotherapeutic agents for the treatment of several different cancer types, including pancreatic cancer, ovarian cancer, non-small cell lung cancer, and mesothelioma. Verastem’s product candidates seek to treat cancer by modulating the local tumor microenvironment, enhancing anti-tumor immunity, and reducing cancer stem cells. For more information, please visit www.verastem.com.

Verastem, Inc. forward-looking statements notice:

This press release includes forward-looking statements about Verastem’s strategy, future plans and prospects, including statements regarding the development and activity of Verastem’s investigational product candidates, including duvelisib and defactinib, and Verastem’s PI3K and FAK programs generally, the structure of our planned and pending clinical trials and the timeline and indications for clinical development. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks that the preclinical testing of Verastem’s product candidates and preliminary or interim data from clinical trials may not be predictive of the results or success of ongoing or later clinical trials; that data may not be available when expected; that enrollment of clinical trials may take longer than expected; that our product candidates will cause unexpected safety events or result in an unmanageable safety profile as compared to their level of efficacy; that duvelisib will be ineffective at treating patients with lymphoid malignancies; that Verastem will be unable to successfully initiate or complete the clinical development of its product candidates; that the development of Verastem’s product candidates will take longer or cost more than planned; that Verastem may not have sufficient cash to fund its contemplated operations; that Verastem or Infinity Pharmaceuticals, Inc. will fail to fully perform under the duvelisib license agreement; that Verastem will not pursue or submit regulatory filings for its product candidates; and that Verastem’s product candidates will not receive regulatory approval, become commercially successful products, or result in new treatment options being offered to patients. Other risks and uncertainties include those identified under the heading “Risk Factors” in Verastem’s Annual Report on Form 10-K for the year ended December 31, 2016 and in any subsequent filings with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this press release reflect Verastem’s views as of the date of this release, and Verastem does not undertake and specifically disclaims any obligation to update any forward-looking statements.

CONTACTS:

Verastem, Inc.

Brian Sullivan

Director, Corporate Development

781-292-4214

bsullivan@verastem.com

References

(1) Winkler et al. PI3K-delta and PI3K-gamma inhibition by IPI-145 abrogates immune responses and suppresses activity in autoimmune and inflammatory disease models. Chem Biol 2013; 20:1-11.

(2) Reif et al. Cutting Edge: Differential roles for phosphoinositide 3 kinases, p110-gamma and p110-delta, in lymphocyte chemotaxis and homing. J Immunol 2004:173:2236-2240.

(3) Schmid et al. Receptor tyrosine kinases and TLR/IL1Rs unexpectedly activate myeloid cell PI3K, a single convergent point promoting tumor inflammation and progression. Cancer Cell 2011;19:715-727.

(4) www.clinicaltrials.gov, NCT02004522

(5) www.clinicaltrials.gov, NCT01882803

(6) www.clinicaltrials.gov, NCT02783625, NCT02783625, NCT02158091